Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255841) and Form S-8 (Nos. 333-263654, 333-253883, 333-237041, 333-229975, and 333-222758) of VYNE Therapeutics Inc., our report dated March 14, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Baker Tilly US, LLP
Tewksbury, Massachusetts

March 14, 2023